Exhibit 10.5

2013 VALUE SHARING EQUITY PROGRAM

AWARD AGREEMENT

DDR Corp., an Ohio corporation (the “Company”), has granted to                      (the “Participant”),                  (            ) Absolute Performance Award Shares[ and                      (            ) Relative Performance Award Shares] (for purposes of this 2013 Value Sharing Equity Program Award Agreement (the “Agreement”), these Absolute Performance Award Shares[ and these Relative Performance Award Shares, collectively,] are referred to as the “Earned Shares”) pursuant to the Company’s              (the “Plan”) and the Company’s 2013 Value Sharing Equity Program (the “Program”). The Earned Shares are subject to all provisions of the Plan and the Program, which are hereby incorporated herein by reference, and to the following provisions of this Agreement (capitalized terms not defined herein are used as defined in the Plan or the Program, as applicable):

§1. Vesting. Unless otherwise indicated on Exhibit A to this Agreement, the Earned Shares are subject to the Retention Restrictions as described in this Agreement. The Retention Restrictions will lapse on the Earned Shares in 20% annual increments beginning with respect to the first                      (            ) Earned Shares[ (consisting of                 (            ) Absolute Performance Award Shares and                      (            ) Relative Performance Award Shares)] on the                          Measurement Date, and continuing on each of the first four anniversaries of such date (the “Vesting Schedule” and each such date a “Vesting Date”).

§2. Purchase Price. The purchase price of the Earned Shares is $0.

§3. Termination of Employment. If the Participant’s employment with the Company terminates during the Vesting Schedule, the Retention Restrictions will lapse on the Earned Shares or the Earned Shares will be forfeited as follows:

(a) Termination by Death. If the Participant’s employment with the Company terminates by reason of death, any remaining Retention Restrictions will immediately lapse with respect to any Earned Shares that are then held by the Participant.

(b) Termination by Reason of Disability. If the Participant’s employment with the Company terminates due to the Participant becoming Disabled, any remaining Retention Restrictions will immediately lapse with respect to any Earned Shares that are then held by the Participant.

(c) Termination Without Cause After a Change in Control. Unless otherwise determined by the Committee or as provided for in the Participant’s Individual Agreement, if any, if, within two years following a Change in Control, the Participant’s employment with the

Company (or its successor in the Change in Control) is terminated without Cause by the employer, any remaining Retention Restrictions will immediately lapse with respect to any Earned Shares that are then held by the Participant. For purposes of this Section 3(c), “Cause” is used as defined in the Program. The Committee shall, unless otherwise provided in the Participant’s Individual Agreement, have the sole discretion to determine whether Cause exists, and its determination shall be final.

(d) Termination Without Cause Other than After a Change in Control. Unless otherwise determined by the Committee or as provided for in the Participant’s Individual Agreement, if any, if the Participant’s employment with the Company is terminated without Cause by the Company and Section 3(c) above does not apply, any Earned Shares that are then held by the Participant and remain subject to Retention Restrictions will immediately become nonforfeitable, but the applicable transfer restrictions under the Retention Restrictions shall continue to lapse according to the Vesting Schedule.

(e) Other Termination. Unless otherwise determined by the Committee or as provided for in the Participant’s Individual Agreement, if the Participant’s employment with the Company terminates during the Vesting Schedule other than in the circumstances described in paragraphs (a), (b), (c) or (d) of this Section 3, any Earned Shares that are then held by the Participant and remain subject to Retention Restrictions will immediately be forfeited without any further action.

(f) Leave of Absence. If the Participant is granted a leave of absence by the Company or any Subsidiary, his or her employment will not be considered terminated, and he or she will continue to be deemed an employee of the Company or Subsidiary during such leave of absence or any extension thereof granted by the Company or Subsidiary for purposes of the Plan.

§4. Dividends. All dividends payable on the Earned Shares (whether or not such Earned Shares remain subject to Retention Restrictions) will be payable in the same manner as paid to other shareholders. All cash dividends payable on any Earned Shares that remain subject to Retention Restrictions shall be paid in unrestricted cash. In the case of dividends payable on any Earned Shares that remain subject to Retention Restrictions in shares or other property, the shares or other property so payable shall be subject to the same restrictions and other terms and conditions that apply to the Earned Shares unless otherwise determined by the Committee or the Board at the time the dividend is authorized.

§5. Taxes. The Participant hereby agrees to pay to the Company, in accordance with the terms of the Plan and the Program, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to the Earned Shares. The Participant may satisfy such tax obligation, in whole or in part, by (a) electing to have the Company withhold a portion of the Common Shares otherwise to be delivered upon vesting of the Earned Shares with a fair market value equal to the amount of such taxes, or (b) delivering to the Company other Common Shares with a fair market value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. If the Participant does not make such payment to the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Participant from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the Earned Shares so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.

§6. Deferral. The Participant may, in his or her sole discretion, with respect to this payout of Earned Shares, elect to participate in any equity deferred compensation plan established by the Company, in which case such plan shall govern amounts deferred.

§7. Subject to the Plan. This Agreement is made and the Earned Shares evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Participant hereby acknowledges receipt of a copy of the Plan and that the Participant has read and understands the terms and conditions of the Plan.

§8. Securities Law Compliance.

(a) The Participant agrees that the Company may impose such restrictions on the Common Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Participant further agrees that certificates representing the Common Shares, if any, may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

(b) The Participant agrees that any Common Shares which the Participant may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Participant unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Common Shares has become effective so as to permit the sale or other disposition of such Common Shares by the Participant, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Common Shares by the Participant may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Common Shares under the Securities Act of 1933, as amended.

§9. Rights of the Participant. The granting of the Earned Shares shall in and of itself not confer any right of the Participant to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment at any time, subject to the terms of any employment agreement between the Company and the Participant.

§10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have subscribed their names hereto.

DDR Corp., an Ohio corporation

By:
Name: Title:

DATE:

Participant’s Signature:

EXHIBIT A